PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated July 3, 2003)	REGISTRATION NO. 333-96061

1,000,000,000 Depositary Receipts
Internet Architecture HOLDRS (SM) Trust

                                This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

                                The share amounts specified in the table in the “Highlights of Internet Architecture HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
3Com Corporation	COMS	3	NASDAQ
Adaptec, Inc.	ADPT	1	NASDAQ
Apple Computer, Inc.	AAPL	2	NASDAQ
Ciena Corporation	CIEN	2	NASDAQ
Cisco Systems, Inc.	CSCO	26	NASDAQ
Dell Inc.	DELL	19	NASDAQ
EMC Corporation	EMC	16	NYSE
Extreme Networks, Inc.	EXTR	2	NASDAQ
Foundry Networks, Inc.	FDRY	1	NASDAQ
Gateway, Inc.	GTW	2	NYSE
Hewlett-Packard Company	HPQ	22.2225	NYSE
International Business Machines Corporation	IBM	13	NYSE
Juniper Networks, Inc.	JNPR	2	NASDAQ
McDATA Corporation	MCDTA	0.58891	NASDAQ
Network Appliance, Inc.	NTAP	2	NASDAQ
Roxio Inc.	ROXI	0.1646	NASDAQ
Sun Microsystems, Inc.	SUNW	25	NASDAQ
Sycamore Networks, Inc.	SCMR	2	NASDAQ
Unisys Corporation	UIS	2	NYSE
Veritas Software Corporation	VRTS	0.893	NASDAQ

                The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

        The date of this prospectus supplement is June 30, 2004.